Ex. 16.1

May 17, 2016

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Viaspace, Inc.’s statements included under the Item 4.01 of its Form 8-K filed on May 17, 2016 and we agree with such statements concerning our firm.

Hein & Associates LLP